EXHIBIT 10.38

Execution Copy

MASTER REPURCHASE AGREEMENT
BARCLAYS BANK PLC, as Administrative Agent,
BARCLAYS BANK PLC, as a Committed Buyer, NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Committed Buyer, and other Buyers from time to time
and
DITECH FINANCIAL LLC, as Seller
Dated as of February 14, 2019

TABLE OF CONTENTS

i

ii

SCHEDULES
Schedule 1 – Representations and Warranties with Respect to Purchased Mortgage Loans
Schedule 2 – Authorized Representatives
EXHIBITS
Exhibit A – Reserved
Exhibit B – Reserved
Exhibit C – Form of Transaction Notice
Exhibit D – Form of Power of Attorney
Exhibit E – Reserved
Exhibit F – Reserved
Exhibit G – Seller’s Tax Identification Number
Exhibit H – Form of Correspondent Seller Release
Exhibit I – Escrow Instruction Letter
Exhibit J – Form of Servicer Notice

iii

This is a MASTER REPURCHASE AGREEMENT, dated as of February 14, 2019, by and among BARCLAYS BANK PLC, as Administrative Agent (as defined below) on behalf of Buyers, BARCLAYS BANK PLC (“Barclays,” a “Buyer” and a “Committed Buyer”), NOMURA CORPORATE FUNDING AMERICAS, LLC (“Nomura,” a “Buyer” and a “Committed Buyer”), other Buyers party hereto from time to time, and DITECH FINANCIAL LLC (“Seller”).
Administrative Agent may, from time to time, assign its rights and obligations under this Agreement as permitted hereunder; provided that Administrative Agent shall continue to administer this Agreement as contemplated hereunder.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Applicability
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent on behalf of Buyers, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. This Agreement is a commitment by Committed Buyers to engage in the Transactions as set forth herein in their respective Pro Rata Portions up to the Maximum Committed Purchase Price; provided, that Committed Buyers shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions exceeding the Maximum Committed Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Committed Purchase Price at any time. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction.
2.    Definitions
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Acceptable State” means any state acceptable pursuant to Seller’s Underwriting Guidelines.
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located in accordance with applicable law.
“Account Agreement” means that certain blocked account control agreement, dated as of the date hereof, among Buyers, Seller and Administrative Agent as the same may be amended from time to time.
“Act” has the meaning specified in Section 32 hereof.
“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.
“Additional Buyers” has the meaning set forth in Section 42 hereof.
“Adjusted Tangible Net Worth” has the meaning set forth in the Omnibus Agreement.
“Administration Agreement” means that certain Master Administration Agreement, dated as of the date hereof, by and among (i) Barclays, as Administrative Agent for the Buyers and other Secured Parties (as defined therein), (ii) Barclays and Nomura, each as a Buyer (as defined therein), (iii) Barclays Capital Inc. and Nomura Securities International, Inc., each as an MSFTA Counterparty (as defined therein), (iv) Seller and Reverse Mortgage Solutions, Inc., each as a Seller (as defined therein), and (v) RMS REO BRC II, LLC, as REO Subsidiary (as defined therein), as it may be amended, restated, supplemented or otherwise modified from time to time.
“Administrative Agent” means Barclays Bank PLC, in its capacity as Administrative Agent (as defined in the Administration Agreement) or any successor thereto in such capacity under the Administration Agreement.
“Affiliate” means, (i) with respect to any Person other than Seller or Guarantor, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to Administrative Agent and Buyers only, any CP Conduit, and (ii) with respect to Seller, the Guarantor and, with respect to the Guarantor, the Seller.
“Agency” means Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency Approvals” has the meaning set forth in Section 14.w) hereof.
“Agency Mortgage Loan” means, collectively, Conforming Mortgage Loans, FHA Loans, No FICO Conforming Mortgage Loans and VA Loans.
“Agency Security” means a mortgage-backed security issued by an Agency.
“Aging Limit” has the meaning assigned to such term in the Pricing Side Letter.
“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Appraised Value” means, with respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal (or similar valuation approved by the applicable Agency for the related product) made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the purchase price paid for the Mortgaged Property, provided, however, that in the case of a Mortgage Loan the proceeds of which are not used for the purchase of the Mortgaged Property, such value shall be based solely on the appraisal made in connection with the origination of such Mortgage Loan.
“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.
“Assignment and Acceptance” has the meaning assigned to such term in Section 22 hereof.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.
“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank” means U.S. Bank National Association or any other financial institution acceptable to the Administrative Agent and Buyers.
“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
“Barclays” means Barclays Bank PLC.
“Barclays Pro Rata Portion” means an undivided interest in all Transactions hereunder, to which Barclays is entitled as set forth in and adjusted from time to time pursuant to the Administration Agreement and pursuant to Section 3.c hereof.
“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City.
“Buyer” means Barclays, Nomura and each Buyer identified by the Administrative Agent from time to time pursuant to the Administration Agreement and their respective successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, their respective participants.
“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cases” has the meaning specified in the Omnibus Agreement.
“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Administrative Agent or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Administrative Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Administrative Agent or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Client Money Distribution Rules” has the meaning specified in Section 48 hereof.
“Client Money Rules” has the meaning specified in Section 48 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account established at the Bank subject to the Account Agreement, into which all Income shall be deposited pursuant to Section 7.a hereof.
“Commitment Fee” has the meaning assigned to such term in the Master Fee Letter.
“Committed Buyer” means, with respect to their respective Pro Rata Portions, Barclays, Nomura or any of their respective successors thereto or assigns thereof as permitted under the Administration Agreement.

“Committed Mortgage Loan” means a Purchased Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.
“Confidential Information” has the meaning specified in Section 32 hereof.
“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of an Agency, subject to any variances and/or waivers received by the Seller (and which Administrative Agent shall be permitted to seek to utilize if necessary following a Default) from the applicable Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Administrative Agent in its sole discretion.
“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.
“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Lien Search” means a search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Co-op Corporation and (ii) seller of the Co-op Unit, (b) filings Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.
“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.
“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“CP Conduit” means a commercial paper conduit.
“Correspondent Loan” means a Mortgage Loan which is (a) originated by a Correspondent Seller and underwritten in accordance with the Underwriting Guidelines and (b) acquired by the Seller from a Correspondent Seller in the ordinary course of business.

“Correspondent Seller” means a mortgage loan originator that sells Mortgage Loans originated by it to Seller as a “correspondent” or “private label” client approved by Administrative Agent in writing.
“Correspondent Seller Release” means, with respect to any Correspondent Loan, a release by the related Correspondent Seller, substantially in the form of Exhibit H hereto or as otherwise approved by Administrative Agent in writing, of all right, title and interest, including any security interest, in such Correspondent Loan.
“Custodial and Disbursement Agreement” means the Custodial and Disbursement Agreement, dated as of the date hereof, among Seller, Administrative Agent, Custodian and Disbursement Agent, as it may be amended, supplemented or otherwise modified from time to time.
“Custodial Mortgage Loan Schedule” has the meaning assigned to such term in the Custodial and Disbursement Agreement.
“Custodian” means Wells Fargo Bank, N.A. or such other party specified by Administrative Agent and agreed to by Seller, which approval shall not be unreasonably withheld.
“Debtor Relief Law” shall mean any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.
“Debtors” has the meaning specified in the Omnibus Agreement.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Delinquent Mortgage Loan” means any Mortgage Loan at any time the Monthly Payment due on a Due Date for which is not received on or prior to the next succeeding Due Date (using the MBA method of delinquency).
“Disbursement Agent” means Wells Fargo Bank, N.A. or such other party specified by Administrative Agent and agreed to by Seller, which approval shall not be unreasonably withheld.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. For the avoidance of doubt,

EEA Financial Institution shall include, but shall not be limited to, the VFN Noteholder and the Administrative Agent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegate) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date upon which the conditions precedent set forth in Section 10.a shall have been satisfied, which is expected to be the date hereof.
“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Administrative Agent, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.
“Escrow Instruction Letter” means the Escrow Instruction Letter from Seller to the Settlement Agent, substantially in the form of Exhibit I hereto or as otherwise approved by Administrative Agent in writing, as the same may be modified, supplemented and in effect from time to time.
“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time, at http://www.lma.eu.com/.
“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to Seller (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, or (b) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) Net Income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11.e(ii) ; (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCA” means the United Kingdom Financial Conduct Authority.
“FDIA” has the meaning specified in Section 26.c hereof.
“FDICIA” has the meaning specified in Section 26.d hereof.
“FHA” means the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” means a Nonsupervised Title I and Title II Mortgagee.
“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.
“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FICO” means Fair Isaac & Co., or any successor thereto.
“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Administrative Agent or any Buyer, as applicable.
“Governmental Order” has the meaning specified in Section 32 hereof.
“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” means Ditech Holding Corporation or its permitted successors and assigns.
“Guaranty” means that certain Master DIP Guaranty, dated as of the date hereof, by the Guarantor in favor of Administrative Agent, for the benefit of Buyers and the other Buyer Parties (as defined therein), as amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder.
“Haircut Amount” has the meaning specified in the Custodial and Disbursement Agreement.
“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Income” means, with respect to any Purchased Mortgage Loan at any time until repurchased by the Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.
“Indebtedness” means, for any Person at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument.
“Indemnified Party” has the meaning specified in Section 30 hereof.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder or under any Program Agreement and (b) Other Taxes.
“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.
“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Administrative Agent or such other party acceptable to Administrative Agent in its good faith discretion, which agreement is acceptable to Administrative Agent in its good faith discretion.
“Lender Insurance Authority” means the permission granted to certain FHA-approved lenders to process single family mortgage applications without first submitting documentation to HUD as set forth in 12 U.S.C. §1715z-21 and the regulations enacted thereunder set forth in 24 CFR §203.6.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property.
“Manufactured Home Loan” means a Mortgage Loan secured by a prefabricated or manufactured home which is considered and treated as “real estate” under applicable law.
“Margin Call” has the meaning specified in Section 6.a) hereof.
“Margin Deadline” has the meaning specified in Section 6.b) hereof.
“Margin Deficit” has the meaning specified in Section 6.a) hereof.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“Master Fee Letter” means that certain Master DIP Fee Letter, dated as of the date hereof, among Administrative Agent, Buyers, Seller, Reverse Mortgage Solutions, Inc., and acknowledged by Guarantor, as amended, restated and supplemented from time to time.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Seller, Guarantor, or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, Guarantor or any Affiliate that is a party to any Program Agreement, in each case as determined by the Administrative Agent in its sole discretion.
“Maximum Committed Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Monthly Reporting Package” means the report delivered by Seller to Administrative Agent pursuant to Section 17.e hereof.
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first (or, in the case of Second Lien Mortgage Loans, second) lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant’s rights in the cooperative lease relating to such stock.
“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the Custodial and Disbursement Agreement.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” means any Second Lien Mortgage Loan or any first lien closed Agency Mortgage Loan, Manufactured Home Loan, Non-Agency QM Mortgage Loan or Non-Agency Non-QM Mortgage Loan that is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage (or, in the case of Second Lien Mortgage Loans, second), which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, Mortgage Loans shall not include any High Cost Mortgage Loans.
“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to the Custodian.
“Mortgage Loan Schedule” means, with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller, and delivered to Administrative Agent and Custodian, which provides information required by Administrative Agent to enter into Transactions relating to the Purchased Mortgage Loans in a format acceptable to Administrative Agent.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Net Income” means, for any period, the net income of Seller for such period as determined in accordance with GAAP.
“Netting Agreement” means that certain Margin, Setoff and Netting Agreement dated as of the date hereof, among Administrative Agent, Barclays Capital, Inc. (and with respect to Barclays and Barclays Capital, Inc., any Person who, directly or indirectly is in control of, or is controlled by, or is under common control with Barclays or Barclays Capital, Inc.), Nomura Securities International, Inc., Nomura, Seller, Reverse Mortgage Solutions, Inc. and RMS REO BRC II, LLC, and acknowledged by Guarantor, in form and substance acceptable to Barclays, as amended, supplemented or otherwise modified from time to time.
“Net Worth” means an amount equal to, on a consolidated basis, Seller’s stockholder equity (determined in accordance with GAAP).
“No FICO Conforming Mortgage Loan” means a Conforming Mortgage Loan (a) for which the related Mortgagor is not required to submit a FICO score pursuant to the Underwriting Guidelines, and (b) that is not otherwise originated as a “Refi Plus mortgage loan” or a “DU Refi Plus mortgage Loan” or such other program currently used by Freddie Mac under the applicable Agency guides.
“Nomura Pro Rata Portion” means an undivided interest in all Transactions hereunder, to which Nomura is entitled as set forth in and adjusted from time to time pursuant to the Administration Agreement and pursuant to Section 3.c hereof.
“Non-Agency Non-QM Mortgage Loan” means a Non-Agency QM Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines and (c) is otherwise acceptable to Buyers or Administrative Agent in their sole discretion.
“Non-Agency QM Mortgage Loan” means a Mortgage Loan that (a) does not meet the criteria for an Agency Mortgage Loan; (b) meets all applicable criteria as set forth in the

Underwriting Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.
“Non-Performing Mortgage Loan” means (a) any Delinquent Mortgage Loan, (b) any Mortgage Loan with respect to which the related mortgagor is in bankruptcy, or (c) any Mortgage Loan with respect to which the related mortgaged property is in foreclosure.
“Notice of Intent to Issue Trust Receipt” has the meaning assigned to such term in the Custodial and Disbursement Agreement.
“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent, Buyers, their Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers or Administrative Agent on behalf of Buyers in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent, Buyers or Custodian pursuant to the Program Agreements.
“OFAC” has the meaning set forth in Section 13.a(27) hereof.
“Officer’s Compliance Certificate” has the meaning assigned to such term in the Omnibus Agreement.
“Omnibus Agreement” means that certain Master Refinancing Agreement, dated as of the date hereof, among (i) Barclays, as Administrative Agent for the Buyers and other Secured Parties (as defined therein), (ii) Barclays and Nomura, each as a Buyer (as defined therein), (iii) Barclays Capital Inc. and Nomura Securities International, Inc., each as an MSFTA Counterparty (as defined therein), (iv) Seller and Reverse Mortgage Solutions, Inc., each as a Seller (as defined therein), and (v) RMS REO BRC II, LLC, as REO Subsidiary (as defined therein), as it may be amended, restated, supplemented or otherwise modified from time to time.
“Operating Account” has the meaning specified in the Custodial and Disbursement Agreement.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Protection Act” means the Pension Protection Act of 2006.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee pension benefit or other plan as defined in Section 3(2) of ERISA, established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit D hereto.
“Prepetition Warehouse Facility Agreement” means the Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016, by and among Ditech Financial LLC, as seller, Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, and the buyers party thereto, as amended, supplemented or otherwise modified as of the date hereof.
“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Transaction and (b) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.
“Price Differential Payment Date” means, with respect to a Purchased Mortgage Loan, the 5th day of the month following the related Purchase Date and each succeeding 5th day of the month thereafter; provided, that, with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.
“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Administrative Agent for the benefit of Buyers and Seller, as the same may be amended from time to time.
“Program Agreements” means, collectively, this Agreement, the Custodial and Disbursement Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, the Guaranty, the Account Agreement, the Netting Agreement, if any, the Power of Attorney, the Servicing Agreement, if any, the Master Fee Letter, the Administration Agreement, the Omnibus Agreement and the Servicer Notice, if entered into.

“Pro Rata Portions” means the Barclays Pro Rata Portion and the Nomura Pro Rata Portion, as applicable.
“Prohibited Person” has the meaning set forth in Section 13.a(27) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Administrative Agent for the benefit of Buyers.
“Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.
“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, and/or listed on the related Mortgage Loan Schedule attached to the related Transaction Notice, which such Mortgage Loans the Custodian has been instructed to hold for the benefit of Buyers subject to instructions of Administrative Agent pursuant to the Custodial and Disbursement Agreement.
“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.
“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.
“Register” has the meaning assigned to such term in Section 22 hereof.
“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement.
“Reporting Date” means the seventh (7th) day of each month or, if such day is not a Business Day, the next succeeding Business Day.
“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.
“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4.a, or (c) the date determined by application of Section 16 hereof.
“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from the Administrative Agent for the benefit of Buyers to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination. For the avoidance of doubt, the Repurchase Price shall be adjusted upward or downward, as the case may be, pursuant to the Pricing Side Letter and Section 6.d hereof.
“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers hereunder.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.
“RSA” has the meaning specified in the Omnibus Agreement.
“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
“Second Lien Mortgage Loan” means a Mortgage Loan that is secured by a second lien on the related Mortgaged Property.
“SEC” means the U.S. Securities and Exchange Commission, or any successor thereto.
“Secured Parties” has the meaning specified in the Administration Agreement.
“Seller” means Ditech Financial LLC or its permitted successors and assigns.
“Servicer” means any servicer approved by Administrative Agent in its sole discretion.

“Servicer Notice” means the notice acknowledged by a third party Servicer substantially in the form of Exhibit J hereto, as the same may be amended from time to time.
“Servicing Agreement” means any servicing agreement entered into among Seller and a third party Servicer as the same may be amended from time to time.
“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.
“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
“Specified Act of Insolvency” shall mean the occurrence of any Act of Insolvency specified in clause (a) (with respect to a chapter 11 proceeding under the Bankruptcy Code) or clause (e) of the definition of “Act of Insolvency.”
“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take-out Commitment” means a commitment of Seller to either (a) sell one or more identified Purchased Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Administrative Agent as sole subscriber.

“Take-out Investor” means (a) an Agency or (b) other institution which has made a Take-out Commitment and has been approved by Administrative Agent for the benefit of Buyers.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning assigned to such term in the Omnibus Agreement.
“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Title Policy” has the meaning set forth in Section 14.bb hereof.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Notice” means a written request of Seller to enter into a Transaction in a form attached as Exhibit C hereto or such other form as shall be mutually agreed upon between Seller and Administrative Agent, which is deemed to be delivered to Administrative Agent in accordance with Section 3.b herein. For the avoidance of doubt, a Transaction Notice may refer to multiple Mortgage Loans; provided that each Mortgage Loan shall be deemed to be subject to its own Transaction.
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial and Disbursement Agreement.
“Underwriting Guidelines” means the standards, procedures and guidelines of the Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Seller, a copy of which have been provided to Administrative Agent and such other guidelines as are identified to and approved in writing by Administrative Agent.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11.e(ii) (B) hereof.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Approved Servicer” means a servicer which is approved by the VA to act as a servicer of VA Loans.
“VA Loan” means a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.
“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“Warehouse Indebtedness” means Indebtedness of Seller in connection with any repurchase, warehouse, gestation, early purchase or similar facility.
“Wet-Ink Delivery Date” has the meaning assigned to such term in the Pricing Side Letter.
“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Notice and (b) the Mortgage Loan Schedule.
“Wet-Ink Mortgage Loan” means a Mortgage Loan which Seller is selling to Administrative Agent for the benefit of a Buyer simultaneously with the origination thereof.
“Wire Instruction Data” has the meaning assigned to such term in the Custodial and Disbursement Agreement.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
3.    Program; Initiation of Transactions
a.    From time to time, Administrative Agent (for the benefit of Buyers) will purchase from Seller certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators. This Agreement is a commitment by Committed Buyers to enter into Transactions with Seller with respect to an aggregate amount up to their respective Pro Rata Portions of the Maximum Committed Purchase Price. This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions with Seller for amounts exceeding the Maximum Committed Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions with Seller. Seller hereby acknowledges that, beyond the Maximum Committed Purchase Price, Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Seller or Servicer, as applicable. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Committed Purchase Price.
b.    Seller shall request that Administrative Agent enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Notice (A) for any Transaction to occur before 9:00 a.m. on a proposed Purchase Date, by 5:00 p.m. (New York City time) one (1) Business Day prior to such proposed Purchase Date, or (B) for any proposed same-day Transaction, by 4:45 p.m. (New York City time) on such proposed Purchase Date and (ii) to Administrative Agent and Custodian a Mortgage Loan Schedule in accordance with the Custodial and Disbursement Agreement and (iii) to Administrative Agent and Disbursement Agent, with respect to Wet-Ink Mortgage Loans and Correspondent Loans, the Wire Instruction Data in accordance with the Custodial and Disbursement Agreement. By submitting a Mortgage Loan Schedule, Seller hereby agrees that it shall be deemed to have made all of the representations and warranties set forth in the form of Transaction Notice. In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein.
c.    Notwithstanding the foregoing, Seller shall not be required to provide one (1) Business Day prior notice with respect to Transactions to occur on the Effective Date, provided however that a Mortgage Loan Schedule is delivered to Administrative Agent and Custodian in connection with such proposed Transactions in accordance with the Custodial and Disbursement Agreement.
d.    Administrative Agent may, in its sole and absolute discretion, elect to fund any Pro Rata Portion of any Committed Buyer and provide such funds to Seller (such funding, an “Intraday Funding”) pursuant to the terms of the Administration Agreement.
e.    Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Mortgage Loans to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyers. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Mortgage Loans shall be held by the Custodian; provided that, prior to the recordation by the Custodian as provided for in the Custodial and Disbursement Agreement record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyers, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

f.    With respect to each Wet-Ink Mortgage Loan, (i) Seller shall wire the Haircut Amount to the Operating Account in accordance with the Custodial and Disbursement Agreement and (ii) by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage File, as more particularly set forth in the Custodial and Disbursement Agreement.
4.    Repurchase
a.    Seller shall repurchase the related Purchased Mortgage Loans from Administrative Agent for the benefit of Buyers on each related Repurchase Date. In addition, Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date. If Seller intends to make such a repurchase, Seller shall give one (1) Business Day’s prior written notice to Administrative Agent, designating the Purchased Mortgage Loans to be repurchased. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.
b.    Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Mortgage Loans, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto) at the request of Seller. The Purchased Mortgage Loans (including the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to immediately remit (or cause to be remitted) to Administrative Agent for the benefit of Buyers the Repurchase Price with respect to such Purchased Mortgage Loan. Administrative Agent and Buyers agree to release their respective interests in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.
5.    Price Differential.
a.    On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Administrative Agent the Price Differential for the benefit of Buyers for such Price Differential Payment

Date (along with any other amounts to be paid pursuant to Section 7 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds.
b.    If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loan, Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Administrative Agent for the benefit of Buyers.
6.    Margin Maintenance
a.    If at any time the outstanding Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).
b.    Notice delivered pursuant to Section 6.a) above may be given by any written or electronic means. Any notice given before 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 1:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 1:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
c.    In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Administrative Agent may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent on behalf of the Buyers against the related Margin Deficit and (ii) may be applied by Administrative Agent against the Repurchase Price of any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.
d.    If at any time the Asset Value (assuming for purposes of this subsection that Asset Value does not exceed the unpaid principal balance of the related Purchased Mortgage Loan) of any Purchased Mortgage Loan subject to a Transaction hereunder as of any date of determination is greater than the Purchase Price (assuming for purposes of this subsection that Purchase Price does not exceed the unpaid principal balance of the related Purchased

Mortgage Loan) for such Purchased Mortgage Loan for a Transaction (a “Margin Excess”), then Seller may, by delivery of written notice to Administrative Agent by 10:00 a.m. (New York Time) on any Business Day (an “Excess Margin Notice”), request that Administrative Agent reallocate the Purchase Price of Purchased Mortgage Loans with such Margin Excess in order to facilitate the release of other Purchased Mortgage Loans which, following such reallocation, will have a Purchase Price of zero. Administrative Agent shall not be obligated to remit Margin Excess or release Purchased Mortgage Loans pursuant to the above to the extent (A) it would cause the outstanding Purchase Price to exceed the Maximum Committed Purchase Price; (B) a Default or Event of Default has occurred and is continuing or would exist after such action by Administrative Agent; (C) such action would be inconsistent with Administrative Agent’s determination of Asset Value in accordance with this Agreement; or (D) such action would cause a Margin Deficit.
7.    Income Payments
a.    All Income received on account of the Purchased Mortgage Loans during the term of a Transaction shall be the property of Administrative Agent for the benefit of Buyers. Seller shall and shall cause the applicable Servicer to deposit all Income received with respect to the Purchased Mortgage Loans, into the Collection Account within two (2) Business Days of receipt thereof; provided, however, that notwithstanding the foregoing, each Servicer shall be entitled to retain amounts to which it is entitled under the applicable Servicing Agreement. In order to secure its obligations hereunder, Seller hereby grants, assigns and pledges to Administrative Agent for the benefit of the Buyers a fully perfected first priority security interest in the Collection Account, as more fully set forth in the Account Agreement.
b.    On each Price Differential Payment Date, Administrative Agent shall, or shall direct the Bank to remit amounts on deposit in the Collection Account as follows:
(1)    first, to the payment of all costs and fees payable by the Seller pursuant to this Agreement;
(2)    second, to the Administrative Agent in payment of any accrued and unpaid Price Differential;
(3)    third, without limiting the rights of Administrative Agent under Section 6 of this Agreement, to the Administrative Agent on behalf of Buyers, in the amount of any unpaid Margin Deficit; and
(4)    fourth, to Seller, any remaining amounts.
c.    Notwithstanding any provision to the contrary in this Section 7, upon the occurrence and continuance of an Event of Default or on the Termination Date all Income shall be remitted to Administrative Agent on behalf of the Buyers for application to the Obligations as Administrative Agent deems appropriate.

8.    Security Interest
a.    On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Mortgage Loans identified on the related Mortgage Loan Schedule and the Repurchase Assets to Administrative Agent for the benefit of Buyers and Repledgees. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Administrative Agent a fully perfected first priority security interest in the Purchased Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments, any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, the Collection Account, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets, in each case, relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Notice and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).
b.    The Seller acknowledges that it has no rights to service the Purchased Mortgage Loans. Without limiting the generality of the foregoing and in the event that the Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Administrative Agent for the benefit of Buyers a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
c.    Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby. Furthermore, the Seller hereby authorizes Administrative Agent to file financing statements relating to the Repurchase Assets, as Administrative Agent, at its option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

9.    Payment and Transfer
a.    Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent for the benefit of the Buyers at the following account maintained by Administrative Agent: Bank Name: Bank of New York Mellon, Address: New York, NY, ABA Routing Number: 021-000-018, DDA Number: GLA 111569 BHQ, Ref Description of Transactions Attention: Whole Loan Operations or such other account as Administrative Agent shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Mortgage Loans transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. Any Repurchase Price received by Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.
b.    All Purchased Mortgage Loans shall be evidenced by a Trust Receipt, provided that, in accordance with the Custodial and Disbursement Agreement, a single end-of-day Trust Receipt with a Mortgage Loan Schedule attached shall be delivered, which Trust Receipt and Mortgage Loan Schedule shall reflect the cumulative activity in respect of such Business Day (it being understood that no Trust Receipts shall be delivered on an intraday basis). In connection with each Transaction during the course of a Business Day, the Custodian shall provide a Notice of Intent to Issue Trust Receipt as provided in the Custodial and Disbursement Agreement.
10.    Conditions Precedent
a.    Effectiveness of this Agreement. As conditions precedent to the effectiveness of this Agreement and the initial Transaction hereunder, each of the conditions precedent set forth in Article 2 of the Omnibus Agreement shall have been satisfied or waived in accordance with the terms thereof.
b.    All Transactions. The obligation of Administrative Agent for the benefit of Buyers to enter into each Transaction (including the initial Transaction) pursuant to this Agreement is subject to the following conditions precedent:
(1)    Due Diligence. Buyers shall have completed, to their satisfaction, with respect to mortgage loans, their operational due diligence review, in each case, so as to enable Buyers to confirm the accuracy of the Seller’s representations and warranties as to the Repurchase Assets.
(2)    No Material Disruption. No material disruption of claims payments on FHA insured loans shall have occurred (other than any such material disruption that is generally affecting non-bank mortgage servicers and originators with similar claims).

(3)    Required Documents. Delivery of the following:
(a)    a Mortgage Loan Schedule, in form and substance acceptable to Administrative Agent;
(b)    a Request for Certification and the related asset schedule to the applicable custodian, in form and substance acceptable to Administrative Agent; and
(c)    a Trust Receipt and Custodial Mortgage Loan Schedule from the applicable Custodian, in form and substance acceptable to Administrative Agent.
(4)    Maximum Committed Purchase Price. The aggregate Purchase Price of the then-outstanding Transactions when added to the Purchase Price for the requested Transaction, shall not exceed, as of any date of determination, the Maximum Committed Purchase Price.
(5)    Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, all representations and warranties in the Program Agreements shall be true and correct in all material respects on the date of such Transaction (with the same force and effect as if made on such date).
(6)    Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.
(7)    No Stay. No stay of the Interim DIP Order (or, after entry thereof, the Final DIP Order), the Interim Cash Management Order (or, after entry thereof, the Final Cash Management Order) and/or any Interim OCB Order (or, after entry thereof, any Final OCB Order) shall have occurred (all defined terms as defined in the Omnibus Agreement);
11.    Program; Costs
a.    Seller shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Mortgage Loans; provided that diligence may only be performed by Administrative Agent and Buyers on a sample of up to two-hundred (200) Mortgage Loans per fiscal quarter. Seller shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any Servicer. Seller shall pay the fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the Program Agreements. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial and Disbursement Agreement, and any other ongoing fees and expenses under any other Program Agreement. Without limiting the foregoing, Seller shall pay all fees as and when required under the Pricing Side Letter.
b.    If any Buyer determines, in good faith, that, due to the introduction of, any change in, or the compliance by such Buyer with (i) any Eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs.
c.    With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf.
d.    Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Administrative Agent for the benefit of Buyers, Seller agrees and covenants with Administrative Agent and Buyers to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.
e.    (i) Any payments made by Seller to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (i) the Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11.e) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11.e) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii)     Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11.e(ii) (A) , (B) and (C) below) shall not be required if in the Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to the Seller, to the extent legally entitled to do so:
(A) in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;
(B)     in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.

(C)     if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11.e, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
f.    Any indemnification payable by Seller to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11.e(i) hereof, shall be paid by Seller within ten (10) days after demand therefor from Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.
g.    Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.
h.    Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans, and the Purchased Mortgage Loans as owned by Seller in the absence of an Event of Default by Seller. Administrative Agent on behalf of Buyers and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Mortgage Loans, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.
12.    Servicing
a.    Seller, on Administrative Agent’s and Buyers’ behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar

Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Seller and Servicer shall (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Mortgage Loans or any payment thereunder. Administrative Agent may terminate the servicing of any Mortgage Loan with the then existing Servicer in accordance with Section 12.e) hereof.
b.    Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller and Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.
c.    [Reserved].
d.    In the event there is a third party Servicer and upon Administrative Agent’s request, Seller shall provide promptly to Administrative Agent a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and Buyers’ interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and any related Income with respect thereto.
e.    Upon written notice, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent on behalf of Buyers in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Administrative Agent as a result of an Event of Default shall be deemed part of an exercise of the Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.
f.    If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Administrative Agent.
g.    Reserved.
h.    For the avoidance of doubt, the Seller retains no economic rights to the servicing of the Purchased Mortgage Loans; provided that the Seller shall and shall cause the Servicer to continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder. As such, the Seller expressly acknowledges that the Purchased

Mortgage Loans are sold to Administrative Agent for the benefit of Buyers on a “servicing released” basis.
13.    Representations and Warranties
a.    Seller represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:
(1)    Seller Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
(2)    Licenses. Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Notice. To the extent previously approved, Seller is an FHA Approved Mortgagee, a VA Approved Lender and a VA Approved Servicer; provided, however, that the Seller is permitted to let FHA and VA approvals lapse if the Transactions under this Agreement do not include FHA Loans or VA Loans; provided, further that Seller shall provide Buyer with prompt written notice of such lapse and at such point such FHA Loans or VA Loans shall no longer be eligible for Transactions hereunder.
(3)    Power. Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
(4)    Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(5)    Reserved.
(6)    Reserved.

(7)    Solvency. Seller will not be rendered insolvent as a result of any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans. Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.
(8)    No Conflicts. The execution, delivery and performance by Seller of each Program Agreement do not conflict with any term or provision of the formation documents or by-laws of Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller is a party.
(9)    True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements, when taken as a whole, (i) are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading and (ii) with respect to financial statements, present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements). Except as disclosed in such financial statements or pursuant to Section 17.b hereof, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Effect with respect to Seller.
(10)    Approvals. Other than as set forth in the Omnibus Agreement, no consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of each Program Agreement.
(11)    Litigation. There is no unstayed action, proceeding or investigation pending with respect to which the Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by any Program Agreement or (C) which is reasonably likely to be determined adversely and, if adversely determined, is reasonably likely to materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
(12)    Material Adverse Change. Other than as customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code by residential mortgage servicers or other companies operating under similar lines of business as the Debtors and the commencement of the Cases or any Specified Act of Insolvency with respect to the Guarantor or the Seller or as contemplated by the RSA, there has been no material adverse change in the business, operations, financial condition, properties or prospects of Seller or its Affiliates since the date set forth in the most recent financial statements supplied to Administrative Agent as determined by Administrative Agent in its sole discretion.
(13)    Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Mortgage Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Administrative Agent shall become the sole owner of the Purchased Mortgage Loans and related Repurchase Assets, for the benefit of Buyers and Repledgees free and clear of all liens and encumbrances.
(14)    Underwriting Guidelines. The Underwriting Guidelines provided to Administrative Agent are the true and correct Underwriting Guidelines of the Seller.
(15)    Taxes. Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.
(16)    Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(17)    Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office is located at 1100 Virginia Drive, Suite 100A Fort Washington, PA 19034 and was previously located at 3000 Bayport Drive, Suite 880, Tampa, FL 33607. On the Effective Date, Seller’s jurisdiction of organization is Delaware. Seller shall provide Administrative Agent with thirty (30) days’ advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller has no trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
(18)    Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased

Mortgage Loans and the related Repurchase Assets is St. Paul, MN or its chief executive office.
(19)    Adjusted Tangible Net Worth. On the Effective Date, Seller’s Adjusted Tangible Net Worth is not less than the amount set forth in Article 4(5)(a) of the Omnibus Agreement.
(20)    ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
(21)    Adverse Selection. Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyers’ interests.
(22)    Reserved.
(23)    Reserved.
(24)    Agency Approvals. With respect to each Agency Security and to the extent necessary and previously approved, Seller is an FHA Approved Mortgagee, a VA Approved Lender, a VA Approved Servicer and a Ginnie Mae approved issuer. Seller is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either (x) make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or (y) require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA but only to the extent that such notification to the relevant Agency or Governmental Authority is expected to result in a Material Adverse Effect. Should Seller for any reason cease to possess all such applicable approvals, Seller shall so notify Administrative Agent immediately in writing.
(25)    No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(26)    Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in the Seller’s hands, and transactions by or with Seller are not subject to any foreign, state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3 (33) of ERISA.
(27)    No Prohibited Persons. Neither the Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, fifty (50) percent or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
(28)    Servicing. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
b.    With respect to every Purchased Mortgage Loan, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct.
c.    The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers and to each Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement. Upon discovery by Seller, Servicer or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Administrative Agent has the right to require, in its unreviewable discretion, Seller to repurchase within one (1) Business Day after receipt of notice from Administrative Agent any Purchased Mortgage Loan for which a breach of one or more of the representations and warranties referenced in Section 13.b) exists and which breach has a Material Adverse Effect on the value of such Mortgage Loan or the interests of Administrative Agent or Buyers.
14.    Covenants
Seller covenants with Administrative Agent and Buyers that, during the term of this facility:

a.    Litigation. Seller will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby or (ii) which, individually or in the aggregate, is reasonably likely to be adversely determined, and if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder; provided, that, if disclosure of such information is not permitted by any law, rule or regulation, for as long as such disclosure is not permitted, Seller shall (x) disclose to Administrative Agent any portion of such information that is permitted, (y) notify Administrative Agent of any material event in a level of specificity that would not violate such law, rule or regulation and (z) promptly seek permission to disclose the information from the necessary authorities and shall provide Administrative Agent such information upon receipt of such permission.
b.    Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.
c.    Servicing. Seller shall not cause the Mortgage Loans to be serviced by any Servicer other than a Servicer expressly approved in writing by Administrative Agent on behalf of Buyers, which approval shall be deemed granted by Administrative Agent on behalf of Buyers with respect to Seller with the execution of this Agreement.
d.    Insurance. The Seller shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to the amount required by Fannie Mae to be maintained. The Seller shall maintain, for Seller and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. The Seller shall notify the Administrative Agent of any material change in the terms of any such Fidelity Insurance.
e.    No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent and Buyers in and to all Purchased Mortgage Loans and the related Repurchase Assets against all adverse claims and demands.
f.    Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.
g.    Security Interest. Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Mortgage Loans or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Repurchase Assets and any Program Agreement.
h.    Records.
(1)    Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Administrative Agent otherwise approves. Except in accordance with the Custodial and Disbursement Agreement, Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.
(2)    For so long as Administrative Agent has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Administrative Agent and Buyers. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.
(3)    Upon reasonable advance notice from Custodian or Administrative Agent, Seller shall (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.    Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers.
j.    Approvals. Seller shall maintain all material licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements.
k.    Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
l.    Underwriting Guidelines. Seller shall not permit any material modifications to be made to the Underwriting Guidelines that will impact either Administrative Agent or the Purchased Mortgage Loans without the prior consent of Administrative Agent (such consent not to be unreasonably withheld). Seller agrees to deliver to Administrative Agent copies of the Underwriting Guidelines in the event that any changes are made to the Underwriting Guidelines following the Effective Date, that could reasonably be expected to affect any of the Purchased Mortgage Loans or Mortgage Loans.
m.    Use of Proceeds. Seller shall use the Purchase Price from the Transaction to (i) pay off any outstanding obligations under the Prepetition Warehouse Facility Agreement as of the Effective Date, (ii) acquire Purchased Mortgage Loans hereunder, (iii) for general working capital and operational expenses of Seller and (iv) to pay customary fees and closing costs in connection with this Agreement and the other DIP Warehouse Facility Agreements (as defined in the Omnibus Agreement); provided, that, proceeds shall not be used for repayment of amounts owing under the National Founders Facility.
n.    Applicable Law. Seller shall comply with the material requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where the failure to comply is not reasonably likely to have a Material Adverse Effect on Seller or any Purchased Assets.
o.    Existence. Seller shall preserve and maintain its legal existence in the State of its formation and all of its material rights, privileges, licenses and franchises.
p.    Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13.a(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13.a(17) unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.
q.    Taxes. Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
r.    Transactions with Affiliates. Without providing Administrative Agent with not less than forty-five (45) days’ prior written notice of such event, Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) in the ordinary course of Seller’s business and (b) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
s.    Reserved.
t.    Reserved.
u.    Hedging. Seller has entered into Interest Rate Protection Agreements with respect to the Conforming Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent with its hedging policy.
v.    True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Seller are and will be, when taken as a whole, true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.
w.    Agency Approvals. Seller shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing (“Agency Approvals”). Seller shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable agency guide. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, such Seller shall so notify Administrative Agent immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Notwithstanding the foregoing, Seller is permitted to let FHA and VA approvals lapse if none of the Transactions under this Agreement include FHA Loans or VA Loans; provided, that Seller shall provide Administrative Agent with prompt written notice of such lapse and at such point such FHA Loans or VA Loans shall no longer be eligible for Transactions hereunder.
x.    Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Administrative Agent for the benefit of Buyers at the account set forth in Section 9 hereof, or to an account approved by Administrative Agent in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Administrative Agent’s wire instructions or Administrative Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, shall be identical to the Payee Number that has been identified by Administrative Agent in writing as Administrative Agent’s Payee Number or Administrative Agent has previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents shall list Administrative Agent as sole subscriber, unless otherwise agreed to in writing by Administrative Agent, in Administrative Agent’s sole discretion.
y.    No Pledge. Seller shall not pledge, transfer or convey any security interest in the Collection Account to any Person without the express written consent of Administrative Agent.
z.    Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
aa.    Sharing of Information. Upon an event which in the good faith discretion of Administrative Agent could result in a Default, the Seller shall allow the Administrative Agent and Buyers to exchange information related to the Seller and the Transactions hereunder with third party lenders and the Seller shall permit each third party lender to share such information with the Administrative Agent and Buyers.
bb.    Title Policy. Seller shall provide Custodian, within forty-eight (48) hours of the written request (including by email) of Administrative Agent to Seller, with a copy to the Custodian, with an electronic image of a copy of the attorney’s opinion of title or copy of the original mortgagee title insurance policy, or if the copy of the mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same or other insurance insuring the lien position of the related Mortgage Loan previously deemed acceptable in writing by the Administrative Agent (the “Title Policy”), which written acceptance shall be included with such commitment pertaining to any Mortgage Loan; provided, that such Title Policy shall only be requested by Administrative Agent to the extent that a Title Policy for the related Mortgage Loan was not previously provided in the Mortgage File delivered by Seller to Custodian.

cc.    Lender Insurance Authority. In the event that Seller has on the date hereof or subsequently receives Lender Insurance Authority, such authority shall not be revoked or suspended.
dd.    Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Monthly Reporting Package provided pursuant to Section 17.e. Such program shall be capable of evaluating and monitoring the overall quality of Seller’s loan production and servicing activities. Such program shall (i) ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.
ee.    Financial and other Unique Covenants. Seller shall comply with all financial covenants and/or financial ratios set forth in Article 4 of the Omnibus Agreement as of the dates set forth therein.
ff.    Most Favored Status. Seller and Administrative Agent each agree that should Seller or any Subsidiary thereof enter into a repurchase agreement, warehouse facility or similar credit facility in each case providing mortgage warehouse financing with any Person (including, without limitation, Administrative Agent or any of its Affiliates) which by its terms provides more favorable financial covenants covering the same or similar matters set forth in Section 14.ee hereof (each, a “More Favorable Agreement”) then (x) the terms of this Agreement or the Transactions Terms Letter, as applicable, shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Administrative Agent or an Affiliate of Administrative Agent (for the sake of clarity without any further action required by any party hereto) and (y) the Seller shall provide the Administrative Agent with notice of such more favorable terms contained in such More Favorable Agreement within five (5) Business Days of entering into such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Seller to Administrative Agent of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated.
gg.    No Prohibited Persons. Neither Seller nor any of its officers, directors, partners or members, shall be an entity or person (or to the Seller’s knowledge, fifty (50) percent or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) shall otherwise be the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

15.    Events of Default
The occurrence of any “Event of Default” (as defined in the Omnibus Agreement) shall constitute an “Event of Default” hereunder. An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in accordance with the Omnibus Agreement in written notice to Seller.
16.    Remedies Upon Default
In the event that an Event of Default shall have occurred and be continuing, and subject to the Omnibus Agreement:
a.    Administrative Agent may, at its option, declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall give notice to Seller of the exercise of such option as promptly as practicable.
b.    If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent on behalf of Buyers and applied, in Administrative Agent’s sole discretion, first to the reasonable costs and expenses including but not limited to legal fees incurred by Administrative Agent and Buyers in connection with or as a result of an Event of Default; second to the aggregate unpaid Repurchase Prices for all outstanding Transactions; and third to any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Administrative Agent or its designee the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.
c.    Administrative Agent also shall have the right on behalf of Buyers to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans and Repurchase Assets and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans and Repurchase Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Mortgage Loans held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.
d.    Administrative Agent shall have the right to direct all servicers then servicing any Purchased Mortgage Loans to remit all collections thereon to Administrative Agent or its designee, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause. In addition, Administrative Agent shall have the right to immediately sell the Purchased Mortgage Loans and liquidate all Repurchase Assets. Such disposition of Purchased Mortgage Loans may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans. The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Mortgage Loans or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Asset Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.
e.    Upon the happening of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Mortgage Loans and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion.
f.    Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel

(including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
g.    To the extent permitted by applicable law, Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by Seller under this Section 16.g) shall accrue at a rate equal to the Post Default Rate.
h.    Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
i.    Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.
j.    Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
k.    Administrative Agent shall have the right to perform reasonable due diligence with respect to Seller and the Mortgage Loans, which review shall be at the expense of Seller.
17.    Reports
a.    Default Notices. Seller shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller or Servicer of any obligation under any Program Agreement or any material contract or agreement of Seller or Servicer or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party.
b.    Financial Notices. Seller shall furnish to Administrative Agent:
(1)    as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month beginning with February 2019 (other than a calendar month which is also the last month in a fiscal quarter), the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of comprehensive income for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period;
(2)    as soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters of any fiscal year, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of comprehensive income and stockholders’ equity and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period;
(3)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller (or, with respect to the fiscal year ending December 31 2018, by April 30, 2019), the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of comprehensive income and stockholders’ equity and of cash flows for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole discretion, shall be unqualified as to the scope of audit or other material qualification or exception, other than a “going concern qualification” or similar qualification, and which shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
(4)    [reserved];

(5)    at the time the Seller furnishes each set of financial statements pursuant to Section 17.b(1), (2) or (3) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller in the form attached as Exhibit C to the Omnibus Agreement;
(6)    as soon as available and in any event within thirty (30) days of receipt thereof;
(a)    if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings by Guarantor, within five (5) Business Days of their filing with the SEC; provided, that, Guarantor or any Affiliate will provide Administrative Agent with a copy of the annual 10-K filed with the SEC by Guarantor or its Affiliates, no later than ninety (90) days after the end of the year; (or, with respect to the fiscal year ending December 31 2018, by April 30, 2019), provided, however, that this clause (6)(a) is deemed to be satisfied by Seller arranging for Administrative Agent to receive automatic email notifications from Guarantor with respect to such items;
(b)    solely with respect to Seller as an originator or purchaser of Mortgage Loans and not in its capacity as a Servicer, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required or (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal;
(c)    such other information regarding the financial condition, operations, or business of the Seller as Administrative Agent may reasonably request; and
(d)    the particulars of any Event of Termination in reasonable detail.
c.    Notices of Certain Events. As soon as possible and in any event within five (5) Business Days of knowledge thereof, Seller shall furnish to Administrative Agent notice of the following events:
(1)    Upon knowledge of a Responsible Officer of Seller or a Person listed on Schedule 2 hereof, with respect to any Purchased Mortgage Loan, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgage Loan;

(2)    any material issues raised upon examination of Seller or Seller’s facilities by any Governmental Authority to the extent permitted by the applicable Governmental Authority;
(3)    any default related to any Repurchase Asset or any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Mortgage Loans; and
(4)    any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer; and
d.    Portfolio Performance Data. On the first Reporting Date of each calendar month, Seller will furnish to Administrative Agent (i) in the event the Mortgage Loans are serviced on a “retained” basis, an electronic Mortgage Loan performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and Seller, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, Seller will furnish to Administrative Agent such information upon the occurrence and continuation of an Event of Default.
e.    Monthly Reporting Package. Within thirty (30) days of the end of each calendar month, Seller shall deliver to Administrative Agent a report, in form and substance agreed to by the parties, setting forth a summary of (i) all Mortgage Loans originated by Seller during such calendar month; (ii) all Interest Rate Protection Agreements entered into by Seller during such calendar month; (iii) Seller’s portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse lines in excess of sixty (60) days; (iv) Seller’s internal quality control program as set forth in Section 14.dd hereof; (v) all Mortgage Loans sold by Seller during such calendar month; (vi) the geographic location of all Mortgage Loans originated by Seller during such calendar month and (vii) any material dispute, litigation, investigation, proceeding or suspension between Seller or Servicer, on the one hand, and any Governmental Authority during such calendar month.
f.    Other Reports. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement, as set forth in the Monthly Reporting Package delivered pursuant to Section 17.e above or as set forth in the Omnibus Agreement.
18.    Repurchase Transactions
To the extent either of Barclays or Nomura (and any respective Affiliate thereof) are the sole Buyers hereunder, and subject to Section 4.a, Section 4.b, Section 6 and Section 18, such sole Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Mortgage Loans and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Mortgage Loans and/or Repurchase Assets with a counterparty of such Buyers’ choice (such transaction, a “Repledge Transaction”). Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent. No such Repledge Transaction shall relieve such Buyers of its obligations to transfer Purchased Mortgage Loans and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee.
19.    Single Agreement
Administrative Agent, Buyers and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Administrative Agent and Buyers shall be entitled to set-off claims and apply property held by them (or held by the Custodian for their benefit) in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and as otherwise provided in the Netting Agreement and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
20.    Notices and Other Communications
Any and all notices (with the exception of Transaction Notices, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

If to Seller:
Ditech Financial LLC
1100 Virginia Drive, Suite 100A
Fort Washington, PA 19034
Attention: Joanna Rodriguez
Phone: (267) 419-4019
If to Administrative Agent:
For Transaction Notices:
E-mail: wholeloanoperations@barccapital.com
For all other Notices:
Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Joseph O’Doherty
Phone: 212-528-7482
E-mail: joseph.o’doherty@barclays.com
with a copy to:
Barclays Bank PLC
745 Seventh Avenue, 20th Floor
New York, New York 10019
Attention: Legal Department—RMBS Warehouse Lending
Phone: 212-412-3168
E-mail: steven.glynn@barclays.com
if to Nomura:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Operations
Phone: 212-667-1578|
E-mail: wholeloanmosupport@nomura.com

with a copy to:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Michael Rogozinski
Phone: 212-667-1578
E-mail: michael.rogozinski@nomura.com
21.    Entire Agreement; Severability
This Agreement and the Administration Agreement shall supersede any existing agreements (other than the Omnibus Agreement) between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Notwithstanding anything herein to the contrary, the Omnibus Agreement shall supersede this Agreement.
22.    Non-assignability
a.    Assignments. The Program Agreements are not assignable by Seller. Subject to Section 42 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement; provided, however that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned and Seller shall only be required to deal directly with the Administrative Agent. The entries in the Register shall be conclusive absent manifest error, and the Seller, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers shall, to the extent that such rights and obligations have been so assigned by them to either (i) an Affiliate of Administrative Agent or Buyers which assumes the obligations of Administrative Agent and Buyers, as applicable or (ii) another Person approved by Seller (such approval not to be unreasonably withheld; provided that such approval shall not be required if an Event of Default has occurred and is continuing) which assumes the obligations of Administrative Agent and Buyers, as applicable, be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and

Acceptance, Seller shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller.
b.    Participations. Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 7. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller.
23.    Set-off; Netting
In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have such setoff and netting rights as set forth in more detail in the Netting Agreement.
24.    Binding Effect; Governing Law; Jurisdiction
a.    This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
b.    EACH OF SELLER, ADMINISTRATIVE AGENT AND BUYERS HEREBY WAIVE TRIAL BY JURY. EACH OF SELLER, ADMINISTRATIVE AGENT AND BUYERS HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH OF SELLER, ADMINISTRATIVE AGENT AND BUYERS HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
25.    No Waivers, Etc.
No express or implied waiver of any Event of Default by any party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by each of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a), Section 16.a) or otherwise, will not constitute a waiver of any right to do so at a later date.
26.    Intent
a.    The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
b.    Administrative Agent’s or a Buyer’s right to liquidate the Purchased Mortgage Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
c.    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
e.    This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.
f.    Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
27.    Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
a.    in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;
b.    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
c.    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
28.    Power of Attorney
Seller hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as Administrative Agent, at its option, may deem appropriate. Seller hereby appoints Administrative Agent as Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Seller’s name and, upon the occurrence and continuance of an Event of Default, to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, the Seller agrees to execute a Power of Attorney, in the form of Exhibit D hereto, to be delivered on the date hereof.
29.    Buyers May Act Through Administrative Agent
Each Buyer has designated the Administrative Agent for the purpose of performing any action hereunder. The exculpatory and liability-limiting provisions contained in the Administration Agreement with respect to the Administrative Agent shall also apply in all respects to the Administrative Agent hereunder and under the other Program Agreements.
30.    Indemnification; Obligations
a.    Seller agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party by any third party relating to or arising out of this Agreement, any Transaction Notice, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Notice and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Each of Seller, Administrative Agent and Buyers also agree not to assert any claim against the other or any of such party’s respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
b.    Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to

Section 16 or for any other reason, Seller shall, upon demand by Administrative Agent, pay to Administrative Agent on behalf of Buyers an amount sufficient to compensate Buyers for any losses, costs or expenses that they may reasonably incur as of a result of such payment.
c.    Without limiting the provisions of Section 30.a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Administrative Agent (subject to reimbursement by Seller) in its sole discretion.
31.    Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.
32.    Confidentiality
a.    This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to Administrative Agent’s, Buyers’, Seller’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) disclosure to the disclosing party’s direct and indirect Affiliates and Subsidiaries, attorneys, accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (iv) disclosure required by law, rule, regulation or order of a court or other regulatory body (“Governmental Order”) or rating agency in connection with any securities issued by Buyer or an Affiliate of a Buyer, (v) disclosure as Administrative Agent and Buyers deem appropriate in connection with the enforcement of Administrative Agent’s or Buyers’ rights hereunder or under any Transaction or in connection with working with Administrative Agent’s and Buyer’s Affiliates, Subsidiaries and representatives in connection with the management and/or review of the Transactions, (vi) disclosure of any confidential terms that are in the public domain other than due to a breach of this covenant, or (vii) disclosure made to an assignee, participant, repledgee or any of their direct and indirect Affiliates and Subsidiaries, representatives, attorneys or accountants, but only to the extent such disclosure is necessary in connection with the transactions or performing rights or obligations hereunder. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Commitment Fee, Purchase Price Percentage, Purchase Price and any other fees specified in the Pricing Side Letter or the Master Fee Letter, as applicable) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.
b.    Notwithstanding anything in this Agreement to the contrary, each of Seller and Administrative Agent shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Mortgage Loans and/or any applicable terms of this Agreement, including information pertaining to any Mortgage Loan that is not purchased hereunder or customer or loan information that another lender may share with the Administrative Agent pursuant to an intercreditor agreement or other agreement (the “Confidential Information”). Each of Seller and Administrative Agent understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each of Seller and Administrative Agent agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Each of Seller and Administrative Agent shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent or Buyers which the Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each of Seller and Administrative Agent represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, a party hereto will provide evidence reasonably satisfactory to allow the other party to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include a party’s review of audits, summaries of test results, and other equivalent evaluations of the other party. Each party shall notify the other party immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the other party or any Affiliate of the other party provided directly to such party by the other party or such Affiliate. Each party shall provide such notice to the other party by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
33.    Recording of Communications

Administrative Agent, Buyers, and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers, and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
34.    Periodic Due Diligence Review
Seller acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to the Seller and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Mortgage Loans or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Days’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, data, records, agreements, instruments or information relating to such Mortgage Loans (including, without limitation, quality control review) in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent and Buyers may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Administrative Agent and Buyers in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Administrative Agent or Buyers may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 34; provided that diligence may only be performed by Administrative Agent and Buyers on a sample of up to two-hundred (200) Mortgage Loans per fiscal quarter.
35.    Authorizations
Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Seller may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.
36.    Acknowledgement of Anti-Predatory Lending Policies
Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
37.    Documents Mutually Drafted
The Seller and the Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
38.    General Interpretive Principles
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a.    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
b.    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
c.    references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
d.    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
e.    the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
f.    the term “include” or “including” shall mean without limitation by reason of enumeration;
g.    all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;

h.    all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and
i.    an Event of Default shall be deemed continuing unless such Event of Default has been waived in writing.
39.    Conflicts
In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail. Notwithstanding anything herein to the contrary, the terms of the Omnibus Agreement shall prevail over the terms of this Agreement and the Pricing Side Letter.
40.    Buyers Several.
Seller, Administrative Agent and Buyers hereby acknowledge and agree that each Buyer is severally liable to the Seller for funding its respective Pro Rata Portion of the Maximum Committed Purchase Price. No Buyer shall have liability to the Seller for another Buyer’s failure to perform under the terms of this Agreement.
41.    Termination of Agreement
This Agreement shall remain in effect until the Termination Date. Notwithstanding the foregoing, and as long as no Event of Default has occurred and is continuing, Seller may terminate this Agreement at any time upon the failure of Administrative Agent to return any Mortgage Loan to Seller within five (5) Business Days after the payment by Seller to the Administrative Agent of the related Repurchase Price, without the payment of any penalties, breakage costs or termination fees; provided, that, for the avoidance of doubt, any outstanding Repurchase Price shall be deemed due and payable upon such Termination Date. If Seller exercises such right of termination, to the extent permitted by applicable law, Administrative Agent shall promptly reimburse Seller for the prorated amount of the Commitment Fee attributable to the number of days remaining from the date such of such termination until the Termination Date.
42.    Acknowledgment of Assignment and Administration of Repurchase Agreement
Pursuant to Section 22 (Non-assignability) of this Agreement, Administrative Agent or a Buyer may sell, transfer and convey or allocate certain Purchased Mortgage Loans and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent or of a Buyer and/or one or more CP Conduits (the “Additional Buyers”), subject, in all cases, to the Administration Agreement. Seller hereby acknowledge and agree to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement, for the benefit of the Buyers and any Repledgees, as applicable.

For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable and the Buyers shall not have any direct right against the Seller under this Agreement. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, solely the Administrative Agent will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in this Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of this Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. All Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions as set forth in the Administration Agreement.
43.    Bankruptcy Non-Petition
The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.
44.    Limited Recourse
The obligations of each party hereto under this Agreement or any other Program Agreement are solely the corporate obligations of such party. No recourse shall be had for the payment of any amount owing by any party under this Agreement, or for the payment by such party of any fee in respect hereof or any other obligation or claim of or against such party arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such party. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer that is a CP Conduit does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).
45.    Reserved
46.    Contractual Recognition of UK Stay In Resolution

Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom.
For the purpose of this Section 46, “resolution measure” means a ‘crisis prevention measure’, ‘crisis management measure’ or ‘recognised third-country resolution action’, each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015”, as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “Bank Recovery and Resolution Directive (“BRRD”) undertaking”, “group”, “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.”
47.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions
a.    Notwithstanding anything to the contrary in this Agreement, any other Program Agreements or in any other agreement, arrangement or understanding among the parties to the Program Agreements, each party hereto hereby acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Program Agreements, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Program Agreement; or

(C)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
48.    Notice Regarding Client Money Rules
a.    Barclays holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Barclays from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules.
b.    In particular, Barclays shall not segregate money received by it from Seller from other money of Barclays, and Barclays shall not be liable to account to any clients for any profits made by Barclays as banker of such cash and upon failure of Barclays, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so no client will be entitled to share in any distribution under the Client Money Distribution Rules.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
BARCLAYS BANK PLC
as Administrative Agent
By:        /s/ Joseph O’Doherty
    Name:     Joseph O’Doherty
    Title:    Managing Director
BARCLAYS BANK PLC,
as a Buyer and a Committed Buyer
By:        /s/ Joseph O’Doherty
Name:     Joseph O’Doherty
Title:    Managing Director
NOMURA CORPORATE FUNDING AMERICAS, LLC,
as a Buyer and a Committed Buyer
By:        /s/ Sanil Patel
Name:    Sanil Patel
Title:    Managing Director
DITECH FINANCIAL LLC, as Seller
By:        /s/ Joanna Colaneri
Name:    Joanna Colaneri
Title:    Senior Vice President and Treasurer

Signature Page to the Master Repurchase Agreement

Schedule 1
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS
Seller makes the following representations and warranties to Administrative Agent and Buyers with respect to each Purchased Mortgage Loan that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of a Seller’s knowledge, if it is discovered by such Seller, Administrative Agent or any Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.
(a)    Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan. The first Monthly Payment shall have been made prior to the second scheduled Monthly Payment becoming due.
(b)    No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.
(c)    Original Terms Unmodified. The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Administrative Agent and Buyers, and which original or (other than with respect to the Mortgage Note) certified copy has been delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement

Schedule 1-1

is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.
(d)    No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Mortgagor did not have a prior bankruptcy. Mortgagor did not previously own property that was the subject of a foreclosure during the time the Mortgagor was the owner of record. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding. Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.
(e)    Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a

Schedule 1-2

condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(f)    Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(g)    Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.
(h)    No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.
(i)    Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and consists of a single parcel of real property with a detached or attached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings

Schedule 1-3

or shall conform to underwriting guidelines acceptable to Administrative Agent in its sole discretion and that no residence or dwelling is a mobile home. In the case of any Manufactured Home Loan, (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Administrative Agent in its sole discretion.
(j)    Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected with respect to each first lien Mortgage Loan, first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:
a.    the lien of current real property taxes and assessments not yet due and payable;
b.    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;
c.    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(k)    Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker

Schedule 1-4

thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Administrative Agent and Buyers in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.
(l)    Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.
(m)    Ownership. Seller has full right to sell or pledge, as applicable, the Mortgage Loan to Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell or pledge, as applicable, each Mortgage Loan pursuant to this Agreement and following the sale or pledge, as applicable, of each Mortgage Loan, Buyers will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
(n)    Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(o)    Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as

Schedule 1-5

to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(p)    No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and neither Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.
(q)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(r)    Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation. All seller and/or builder concessions have been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV.

Schedule 1-6

(s)    Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and/or interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. No Mortgage Loan has a balloon payment feature. The Mortgagor contributed at least five percent (5%) (or three and one-half percent (3.5%) for FHA Loans) of the purchase price for the Mortgaged Property from their own funds. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.
(t)    Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of the Seller, Administrative Agent, a Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.
(u)    Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that

Schedule 1-7

the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
(v)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.
(w)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian, Administrative Agent or any Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(x)    Transfer of Mortgage Loans. Except with respect to Mortgage Loans intended for purchase by Ginnie Mae and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(y)    Due-On-Sale. Except with respect to Mortgage Loans intended for purchase by Ginnie Mae, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(z)    No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(aa)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
(bb)    No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

Schedule 1-8

(cc)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each Servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(dd)    Conversion to Fixed Interest Rate. Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.
(ee)    Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
(ff)    Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(gg)    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. As of the origination date, no appraisal is more than one hundred and twenty (120) days old.
(hh)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

Schedule 1-9

(ii)    Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
(jj)    No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(kk)    Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(ll)    No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
(mm)    Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan; provided, however, no such refinanced Mortgage Loan shall have been originated pursuant to a streamlined mortgage loan refinancing program.
(nn)    Origination Date. (i) With respect to Mortgage Loans other than Correspondent Loans, the Purchase Date is no more than thirty (30) days following the origination date and (ii) with respect to Correspondent Loans, the Purchase Date is no more than one-hundred and eighty (180) days following the origination date, provided, however, that in the case of Mortgage Loans that were previously sold by Ditech Financial LLC under the Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016 (as amended, restated, or otherwise modified before its termination on the Effective Date, the “A&R MRA”), the Purchase Date for purposes of this paragraph (nn) shall be deemed to be the date such Mortgage Loans were sold under the A&R MRA.
(oo)    No Exception. The Custodian has not noted any material exceptions on a Custodial Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent’s or Buyers’ interest in the Mortgage Loan.

Schedule 1-10

(pp)    Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
(qq)    Documents Genuine. Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Such Purchased Mortgage Loan is a “closed” loan fully funded by Seller and held in Seller’s name.
(rr)    Bona Fide Loan. Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.
(ss)    Other Encumbrances. To the best of Seller’s knowledge, any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.
(tt)    Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Mortgage Loan Schedule delivered to the Custodian and Administrative Agent.
(uu)    Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
(vv)    Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Administrative Agent.
(ww)    Aging. Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit.
(xx)    Committed Mortgage Loans. Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which Seller has identified to Administrative Agent as covered by such Take-out Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(yy)    Primary Mortgage Guaranty Insurance. Each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied

Schedule 1-11

with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Administrative Agent to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.
(zz)    Tax Service. The Mortgage Loan is covered by a life of loan, transferrable real estate tax service contract that may be assigned to Administrative Agent or Buyers.
(aaa)    Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (i) is classified as High Cost Mortgage Loans (ii) is subject to any law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee.
(bbb)    Credit Score and Reporting. As of the Purchase Date, the Mortgagor’s credit score as listed on the Mortgage Loan Schedule meets the requirements of the applicable Agency or complies with the applicable Underwriting Guidelines. Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations, provided, however, that in the case of Mortgage Loans that were previously sold by Ditech Financial LLC under the A&R MRA, the Purchase Date for purposes of this paragraph (bbb) shall be deemed to be the date such Mortgage Loans were sold under the A&R MRA.
(ccc)    Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Mortgage Loan Documents as agent and bailee for Administrative Agent or Administrative Agent’s agent and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial and Disbursement Agreement and the Escrow Instruction Letter.
(ddd)    FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively,

Schedule 1-12

to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.
(eee)    Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.
(fff)    Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
(ggg)    Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
(hhh)    Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
(iii)    Ability to Repay and Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) or (ii) the Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e). Notwithstanding the foregoing, with respect to any Mortgage Loan that satisfies the underwriting standards of or is otherwise eligible for purchase or to be insured or guaranteed by Fannie Mae, Freddie Mac, FHA or VA, clause (i) above shall not be applicable.

Schedule 1-13

(jjj)    TRID Compliance. With respect to each Mortgage Loan originated or purchased by Seller, comply with the material provisions of TILA-RESPA Integrated Disclosure Rule and will not impair enforcement of the note or mortgage or result in assignee liability.

Schedule 1-14

Schedule 2
AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Joanna Colaneri	Senior Vice President and Treasurer	/s/ Joanna Colaneri
Kimberly A. Perez	Senior Vice President and Chief Accounting Officer	/s/ Kimberly A. Perez
Authorized Representatives for execution of Transaction Notices and day-to-day operational functions

Name	Title	Signature

Pieter Van Zyl Heather Anderson Rory Bluhm Lonnie Proechel John Craparo Maurice Gambrel	VP Assistant Treasurer Senior Director Senior Director Sr Financial Analyst Manager Treasury Treasury Analyst	/s/ Pieter Van Zyl /s/ Heather Anderson /s/ Rory Bluhm /s/ Lonnie Proechel /s/ Manager Treasury /s/ Maurice Gambrel

Sch. 2-1

ADMINISTRATIVE AGENT AND BARCLAYS (AS A BUYER) AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Barclays, as a Buyer, under this Agreement:

Name	Title	Signature
Joseph O’Doherty	Managing Director	/s/ Joseph O’Doherty
Ellen Kiernan	Director	/s/ Ellen Kiernan

Sch. 2-2

NOMURA AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Nomura under this Agreement:

Name	Title	Signature

Gordon Sweely	Managing Director	/s/ Gordon Sweely

Jack Kattan        Managing Director        /s/ Jack Kattan

Scott Lechner    Managing Director        /s/ Scott Lechner

Sanil Patel        Managing Director        /s/ Sanil Patel

Sch. 2-3

EXHIBIT A
RESERVED

A-1

EXHIBIT B
RESERVED

B-1

EXHIBIT C
FORM OF TRANSACTION NOTICE
[insert date]
Barclays Bank PLC
745 Seventh Avenue, 4th Floor
New York, New York 10019
Attention: Ellen Kiernan
Re:    Master Repurchase Agreement, dated as of the Effective Date (as defined therein), by and among Ditech Financial LLC (“Seller”), Barclays Bank PLC, in its capacity as Administrative Agent (as defined therein) (in such capacity, the “Administrative Agent”), Barclays Bank PLC (a “Committed Buyer” and a “Buyer”), Nomura Corporate Funding Americas, LLC (a “Committed Buyer” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).
Ladies/Gentlemen:
Reference is made to the above-referenced Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used but not otherwise defined herein have the meanings given them in the Repurchase Agreement).
In accordance with Section 3.b of the Repurchase Agreement, the Seller hereby requests, and the Administrative Agent for the benefit of Buyers agrees, to enter into a Transaction in connection with our delivery of Purchased Mortgage Loans on ____________________ [insert requested Purchase Date] (the “Purchase Date”), in connection with which we shall sell to you such Purchased Mortgage Loans on the Mortgage Loan Schedule attached hereto. The [aggregate] [unpaid principal balance] of the Purchased Mortgage Loans is $________ and the Purchase Price to be paid by Administrative Agent for the benefit of Buyers for such Purchased Mortgage Loans shall be ______ [insert applicable Purchase Price]. Agent for the benefit of Purchasers shall transfer to Seller an amount equal to $ _______ [insert amount which represents the Purchase Price of the Purchased Mortgage Loans net of any related Commitment Fee or any other fees then due and payable by Seller to Administrative Agent for the benefit of Buyers pursuant to the Agreement]. Seller agrees to repurchase such Purchased Mortgage Loans on the Repurchase Date(s) at the Repurchase Price(s) set forth in the spreadsheet attached hereto as Schedule 1.
The Purchased Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by Seller to Administrative Agent for the benefit of Buyers with respect thereto in connection with this Transaction Notice.
Seller hereby certifies, as of such Purchase Date, that:

(1)    no Default or Event of Default has occurred and is continuing on the date hereof (or to the extent existing, shall be cured after giving effect to such Transaction) nor will occur after giving effect to such Transaction as a result of such Transaction;
(2)    each of the representations and warranties made by Seller and Guarantor in or pursuant to the Program Agreements is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(3) Without limiting the foregoing, each of the representations and warranties set forth on Schedule 1 of the Repurchase Agreement with respect to every Purchased Mortgage Loan is true and correct;
(3)    Seller is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions, except as would not be reasonably likely to have a Material Adverse Effect;
(4)    Seller has all requisite Agency Approvals; and
(5)    Seller has satisfied all applicable conditions precedent in Sections 10.a and 10.b of the Repurchase Agreement and all other requirements of the Program Agreements.
The undersigned duly authorized officer of Seller further represents and warrants that the documents constituting the Mortgage File (other than any Mortgage Loan Documents with respect to any Wet-Ink Mortgage Loans) have been or are hereby submitted to Custodian (collectively, the “Receipted Assets”), and such required documents are to be held by the Custodian for the benefit of Buyers, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller for Administrative Agent for the benefit of Buyers, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by Seller for Administrative Agent for the benefit of Buyers, and (4) upon Administrative Agent’s wiring of the Purchase Price pursuant to Section 3.c of the Repurchase Agreement, Agent for the benefit of Purchasers will have agreed to the terms of the Transaction as set forth herein and purchased the Receipted Assets from the Seller.
Seller hereby represents and warrants that (x) the Receipted Assets have [an unpaid principal balance] as of the date hereof of $__________ and (y) the number of Receipted Assets is ______.

Very truly yours,
DITECH FINANCIAL LLC
By:
Name:
Title:
Acknowledged and Agreed:
BARCLAYS BANK PLC, as Administrative Agent for the benefit of Buyers
By:
Name:
Title:

SCHEDULE 1 TO TRANSACTION NOTICE
LIST OF REPURCHASE PRICES AND REPURCHASE DATES
[See attachment]

C-1

EXHIBIT D
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Ditech Financial LLC (“Seller”) hereby irrevocably constitutes and appoints Barclays Bank PLC, in its capacity as Administrative Agent (as defined in the Repurchase Agreement referred to below) (in such capacity, “Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion:
(a)    in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyers (or Administrative Agent on behalf of certain Buyers and/or Repledgees) under the Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used and not defined herein having the meanings assigned therein) dated as of the Effective Date (as defined therein), by and among Seller, Administrative Agent, Barclays Bank PLC, as a Buyer, Nomura Corporate Funding Americas, LLC, as a Buyer, and other Buyers joined thereto from time to time (collectively, the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of the Repurchase Agreement and other Program Agreements, all as fully and effectively as Seller might do;

D-1

(d)    for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;
(e)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Administrative Agent hereunder are solely to protect the interests of Administrative Agent, Buyers and other Secured Parties in the Assets and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller or any other Person for any act or failure to act hereunder, except to the extent arising solely from Administrative Agent’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

D-2

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this             day of                           , 201__.
DITECH FINANCIAL LLC
By:
    Name:
    Title:

Signature Page to Power of Attorney

STATE OF    )
)    ss.:
COUNTY OF    )
On the       day of            , 201__ before me, a Notary Public in and for said State, personally appeared                       , known to me to be                                       of Ditech Financial LLC, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public
My Commission expires

Signature Page to Power of Attorney

EXHIBIT E
RESERVED

E-1

EXHIBIT F
RESERVED

F-1

EXHIBIT G
SELLER’S TAX IDENTIFICATION NUMBER
41-1795868

G-1

EXHIBIT H
FORM OF CORRESPONDENT SELLER RELEASE
[insert date]
Ditech Financial LLC
[        ]
[        ]
[        ]
Attention:
Re: Correspondent Seller Release
Effective immediately upon the receipt (the date and time of such receipt, the “Date and Time of Sale”) by [Name of Correspondent Seller] of $              , [Name of Correspondent Seller] hereby relinquishes any and all right, title and interest it may have in and to the mortgage loans described in Exhibit A attached hereto (the “Loans”), including any security interest therein, and certifies that all notes, mortgages, assignments and other documents in its possession or in the possession of its custodial agent relating to such Loans have been released to Ditech Financial LLC or its designee as of the Date and Time of Sale.
[NAME OF CORRESPONDENT SELLER]
By:
    Name:
    Title:

H-1

EXHIBIT A TO CORRESPONDENT SELLER RELEASE
[List of Loans]

H-2

EXHIBIT I
FORM OF ADDENDUM TO ESCROW INSTRUCTIONS TO BE PROVIDED BY SELLER BEFORE CLOSING
This Addendum (“Addendum”) modifies the Loan Closing/Escrow Instructions (“Escrow Instructions”) dated [ ] from Ditech Financial LLC (“Seller”) to                                        (“Escrow Agent”).
Seller is a party to a master repurchase agreement (as amended, restated, supplemented or otherwise modified from time to time, “Warehouse Agreement”) pursuant to which the administrative agent (the “Administrative Agent”) and buyers thereunder (the “Buyers”) has agreed to provide funds (“Escrow Funds”) to Seller to finance certain residential mortgage loans (“Mortgage Loans”) for which you are acting as Escrow Agent. Administrative Agent’s document custodian and funds disbursement agent, Wells Fargo Bank, N.A. (“Custodian”), will disburse such funds on behalf of Administrative Agent and Buyers.
You hereby agree that you shall (a) receive Escrow Funds from Buyers (or the Administrative Agent on behalf of the Buyers) to be disbursed by the Custodian in connection with the Escrow Instructions, (b) hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent, on behalf of the Buyers, until such Escrow Funds are fully disbursed on behalf of Administrative Agent and Buyers in accordance with the Escrow Instructions, and (c) disburse such Escrow Funds on the Disbursement Date specified in the Escrow Instructions (“Disbursement Date”) only after you have followed the requirements of the Escrow Instructions with respect to the Mortgage Loans. In the event that such Escrow Funds cannot be disbursed on the Disbursement Date in accordance with the Escrow Instructions, you agree to promptly remit such Escrow Funds to the Custodian by re-routing via wire transfer such Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Custodian’s incoming wire transfer.
You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instructions in escrow as agent and bailee for Administrative Agent, on behalf of the Buyers, and will forward the Mortgage Loan Documents and original Escrow Instructions in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.
You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instructions are to be paid by Seller or its borrowers, and Administrative Agent and Buyers shall have no liability with respect thereto.
You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.
The provisions of this Addendum may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand

I-1

that Administrative Agent and Buyers shall act in reliance upon the provisions set forth in the Escrow Instructions, and that Administrative Agent and Buyers are intended third party beneficiaries hereof.
[ESCROW AGENT/SETTLEMENT AGENT]
By:
    Name:
    Title:

I-2

EXHIBIT J
FORM OF SERVICER NOTICE
[Date]
[                       ], as Servicer
[ADDRESS]
Attention:

Re:
Master Repurchase Agreement, dated as of the Effective Date (as defined therein) (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Ditech Financial LLC (“Seller”), Barclays Bank PLC, in its capacity as Administrative Agent (as defined therein) (in such capacity, the “Administrative Agent”), Barclays Bank PLC (a “Committed Buyer” and a “Buyer”), Nomura Corporate Funding Americas, LLC (a “Committed Buyer” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”).

Ladies and Gentlemen:
[                       ] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Repurchase Agreement among Administrative Agent, Buyers and Seller, the Servicer is hereby notified that Seller has pledged to Administrative Agent, for the benefit of Buyers and certain other Secured Parties (as defined in the Repurchase Agreement), certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Administrative Agent.
Upon receipt of a Notice of Event of Default from Administrative Agent (“Notice of Event of Default”) in which Administrative Agent shall identify the mortgage loans which are then pledged to Administrative Agent under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Administrative Agent (on behalf of the Buyers and certain other Secured Parties (as defined in the Repurchase Agreement)), and remit such collections in accordance with Administrative Agent’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Administrative Agent with respect to the Mortgage Loans, and shall deliver to Administrative Agent any information with respect to the Mortgage Loans reasonably requested by Administrative Agent.
Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Administrative Agent, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.
This Servicer Notice shall be binding upon and inure to the benefit of the parties hereto, Administrative Agent, Buyers and their respective successors and permitted assigns.

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Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Administrative Agent promptly upon receipt. Any notices to Administrative Agent should be delivered to the following addresses:
Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Joseph O'Doherty
Phone Number: 212-528-7482
E-mail: joseph.o'doherty@barclays.com

with a copy to:

Barclays Bank PLC
745 Seventh Avenue, 20th Floor
New York, New York 10019
Attention: Legal Department—RMBS Warehouse Lending
Phone Number: 212-412-3168
E-mail: steven.glynn@barclays.com
Very truly yours,
DITECH FINANCIAL LLC
By:
Name:
Title:
ACKNOWLEDGED:
[            ]
as Servicer
By:
Name:
Title:
Telephone:
Facsimile:

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